AMENDED THROUGH JUNE 5, 1996

                1994 DIRECTORS STOCK OPTION PLAN

                               OF

                     CUC INTERNATIONAL INC.

1.   PURPOSES OF THE PLAN.  The 1994 Directors Stock Option Plan
     (the "Plan") is designed to attract, retain and provide an incentive to directors of CUC International Inc., a Delaware corporation (the "Company"), who are not employees of the Company, by providing them with an ownership interest in the Company.

2. STOCK SUBJECT TO THE PLAN. Options may be granted as provided herein to purchase in the aggregate not more than Two Hundred Twenty-Five Thousand (225,000) shares of Common Stock, $.01 par value per share, of the Company ("Common Stock"). Options to purchase seven thousand five hundred (7,500) shares of Common Stock (as adjusted to reflect a three-for-two stock split which occurred June 30, 1995 and as it may be adjusted pursuant to Section 10 hereof) shall be automatically granted on November 23 (or the first succeeding business day thereafter on which the Common Stock is traded on the principal securities exchange on which it is listed) of each of 1994, 1995, 1996 and 1997 to each individual who is a director (but not an employee) of the Company on such date. In the event of the expiration of the term of the membership on the Board of Directors of the Company ("Board of Directors") of any individual who is a director (but not an employee) of the Company, because of such individual's physical or mental disability or death, such individual (or his executor, administrator or other person at the time entitled by law thereto) shall automatically be granted, as of the date of the expiration of such individual's term on the Board of Directors all of the options under this Plan which such individual would have been entitled to receive during the remainder of his then current term on the Board of Directors with the exercise thereof subject to the provisions of Paragraph 7(c) hereof. The Common Stock that may be purchased pursuant to options under this Plan by any one individual shall not exceed thirty thousand (30,000) shares of Common Stock (as adjusted to reflect a three-for-two stock split which occurred June 30, 1995 and as it may be adjusted pursuant to Section 10 hereof).

     Such shares may, in the discretion of the Committee, consist either in whole or in part of authorized but unissued shares of Common Stock or shares of Common Stock held in the treasury of the Company. The Company shall at all times during the term of the Plan reserve and keep available such number of shares of Common Stock as will be sufficient to satisfy the requirements of the Plan. Such options shall be considered "non-qualified stock options," within the meaning of the Internal Revenue Code of 1986, as amended (the "Code"). Subject to the provision of Paragraph 11 hereof, any shares subject to an option which for any reason expires, is cancelled or is terminated unexercised as to such shares shall again become available for option under the Plan.

3. ADMINISTRATION OF THE PLAN. The Plan shall be administered by a Committee (the "Committee") appointed by the Board of Directors consisting of not less than three (3) members of the Board of Directors who are not employees of the Company and who are "disinterested persons" as defined in Rule 16b-3 under the Securities Exchange Act of 1934 (the "Exchange Act"). A majority of the members of the Committee shall constitute a quorum, and the acts of a majority of the members of the Committee present at any meeting at which a quorum is present, and any acts approved in writing by all members of the Committee without a meeting, shall be the acts of the Committee.

     Subject to the express provisions of the Plan, the Committee shall have the authority, in its sole discretion, to make all determinations necessary or advisable for administering the Plan; and, with the consent of the optionee, to modify an option, provided such option as modified does not violate the terms of the Plan. The determinations of the Committee on the matters referred to in this Paragraph 3 shall be conclusive. The Chief Executive Officer and the President of the Company shall be authorized to implement the Plan in accordance with its terms.

     No member of the Committee shall be liable for anything whatsoever in connection with the administration of the Plan except such member's own willful misconduct. Under no circumstances shall any member of the Committee be liable for any act or omission of any other member of the Committee. In the performance of its functions with respect to the Plan, the Committee shall be entitled to rely upon information and advice furnished by the Company's officers, the Company's accountants, the Company's counsel and any other party the Committee deems necessary and no member of the Committee shall be liable for any action taken or not taken in reliance upon any such advice.

4. EXERCISE PRICE. The exercise price of the shares of Common Stock under each option shall be 100% of the fair market value of the Common Stock on the date of grant. The determination of the Committee shall be conclusive in determining the fair market value of the Common Stock.

5. TERM OF OPTION. The term of each option granted pursuant to the Plan shall be such term as is established by the Committee, in its sole discretion, at the time such option is granted. Options shall be subject to earlier termination as hereinafter provided.

6. EXERCISE OF OPTION. An option or any part or installment thereof shall be exercised by giving written notice to the Company at its principal office (at present, 707 Summer Street, Stamford, Connecticut 06901), specifying the number of shares of Common Stock as to which such option is being exercised and accompanied by payment in full of the aggregate exercise price therefor (or the amount due on exercise if the Stock Option Contract (as described in Paragraph 9 hereof) permits installment payments) (i) in cash or by certified check, (ii) with previously acquired shares of Common Stock having an aggregate exercise price of all options being exercised, or (iii) any combination thereof.

     The Company shall have the right to deduct and withhold from any cash otherwise payable to an optionee, or require that an optionee make arrangements satisfactory to the Company for payment of, such amounts as the Company shall determine for the purpose of satisfying its liability to withhold Federal, state or local income or FICA taxes incurred by reason of the grant or exercise of an option.
     Certificates representing the shares of Common Stock purchased shall be issued as promptly as practicable, provided that the Company may postpone issuing certificates for such shares for such time as the Company, in its sole discretion, may deem necessary or desirable in order to enable it to comply with any requirements of the Securities Act of 1933, as amended ("Securities Act"), the
     Exchange Act, any Rules or Regulations of the Securities and Exchange Commission promulgated under either of the foregoing acts, the listing requirements of any securities exchange on which the Company's Common Stock may now or hereafter be listed, or any applicable laws of any jurisdiction relating to the authorization, issuance or sale of securities. The holder of an option shall not have the rights of a stockholder with respect to the shares of Common Stock covered by his option until the date of issuance of a stock certificate to him for such shares; provided, however, that until such stock certificate is issued, any option holder using previously acquired shares of Common Stock in payment of an option exercise price shall have the rights of a shareholder with respect to such previously acquired shares. In no case may a fraction of a share of Common Stock be purchased or issued under the Plan. An optionee receiving options to purchase Common Stock under the Plan shall not be able to sell the Common Stock underlying such options until at least six (6) months have elapsed from the date such options were granted to such optionee.

7. TERMINATION OF DIRECTOR'S TERM. Unless otherwise determined by the Committee, options shall be exercisable following termination of an optionee's term as a director or director emeritus only as indicated below:

          (a) In the event that the term of an optionee's membership on the Board of Directors expires because the optionee (i) loses an election for a position on the Board of Directors, (ii) resigns from the Board of Directors prior to attaining age 65, or (iii) fails to seek election to the Board of Directors for a term commencing prior to his attainment of age 62 (in any case, other than on account of death or physical or mental disability), options granted to such optionee shall remain exercisable until the earlier to occur of the expiration of one month after the expiration of such optionee's term or the stated expiration date of such options, at which time such options shall expire.

          (b) In the event that the term of an optionee's membership on the Board of Directors expires because of the optionee's resignation after age 65 or failure to seek election to the Board of Directors for a term commencing after his attainment of age 62, options granted to such optionee shall remain exercisable until the earlier to occur of the expiration of five years after the expiration of such optionee's term or the stated expiration date of such options, at which time such options shall expire.

          (c) In the event that the term of an optionee's membership on the Board of Directors expires because of the optionee's physical or mental disability (unless such expiration is described in subsection
          (b) hereof) or death, options granted to such optionee shall remain exercisable by his executor, administrator or other person at the time entitled by law to his rights under the option until the earlier to occur of the expiration of one year after the expiration of such optionee's term or the stated expiration date of such options, at which time such options shall expire.

          (d) In the event that an optionee is removed from the Board of Directors by the shareholders of the Company or by the Board of Directors, options granted to such optionee shall expire immediately upon such removal or disqualification.

          (e) For the purposes of this Section 7 only, in the case of an optionee who is appointed by the Board of Directors as a director emeritus of the Company, the "term" of such optionee's "membership on the Board of Directors" shall not be deemed to terminate or expire until such time as such optionee ceases for any reason to be a director emeritus of the Company. If such optionee ceases to be a director emeritus because of physical or mental disability or death, the provisions of Section 7(c) shall apply; if such optionee ceases to be a director emeritus because of removal by the Board of Directors, the provisions of
          Section 7(d) shall apply; if such optionee ceases to be a director emeritus for any other reason, the provisions of Section 7(b) shall apply.

8. CHANGE IN CONTROL. In the event of a change in control, as hereinafter defined, each individual who is a director
     (but not an employee) of the Company on the effective date of such change of control shall automatically be granted, as of such date, all of the options under the Plan which such individual would have been entitled to receive if such individual were a non-employee director on November
     23 of each remaining year in which the Plan provides that grants are to be made. A "change in control" shall be deemed to have occurred if (i) a tender offer shall be made and consummated for the ownership of 51% or more of the outstanding voting securities of the Company, (ii) the Company shall be merged or consolidated with another corporation and as a result of such merger or consolidation less than 75% of the outstanding voting securities of the surviving or resulting corporation shall be owned in the aggregate by the former shareholders of the Company, other than affiliates (within the meaning of the Exchange Act) of any party to such merger or consolidation, as the same shall have existed immediately prior to such merger or consolidation, (iii) the Company shall sell substantially all of its assets to another corporation which is not a wholly owned subsidiary, or
     (iv) a person, within the meaning of Section 3(a)(9) or of
     Section 13(d)(3) (as in effect on the date hereof) of the Exchange Act, shall acquire 25% or more of the outstanding voting securities of the Company (whether directly, indirectly, beneficially or of record). For purposes hereof, ownership of voting securities shall take into account and shall include ownership as determined by applying the provisions of Rule 13d-3(d)(1)(i) (as in effect on the date hereof) pursuant to the Exchange Act.

9. STOCK OPTION CONTRACTS. Each option shall be evidenced by an appropriate Stock Option Contract, and shall contain such terms and conditions not inconsistent herewith as may be determined by the Committee, and which shall provide, among other things, that in the event of the exercise of such option, unless the shares of Common Stock received upon such exercise shall have been registered under an effective registration statement under the Securities Act, such shares will be acquired for investment and not with a view to distribution thereof, and that such shares may not be sold except in compliance with the applicable provisions of the Securities Act.

10. ADJUSTMENTS UPON CHANGES IN COMMON STOCK. The number and kind of shares reserved for issuance hereunder may be equitably adjusted, in the discretion of the Committee, in the event of a stock split, stock dividend, recapitalization, reorganization, merger, consolidation, extraordinary dividend, split-up, spin-off, combination, stock repurchase, exchange of shares, warrants or rights offering to purchase stock at a price substantially below fair market value or other similar corporate event affecting the Common Stock, in order to preserve the benefits intended to be made available under the Plan. In the event of any of the foregoing, the number and kind of shares subject to any outstanding option granted pursuant to the Plan and the exercise price of any such option shall be equitably adjusted (including by payment of cash to the holder of such option) in the discretion of the Committee in order to preserve the benefits or potential benefits intended to be made available to the holder of an option granted pursuant to the Plan. The determination of the Committee as to what adjustments shall be made, and the extent thereof, shall be final. Unless otherwise determined by the Committee, such adjustments shall be subject to the same vesting schedule and restrictions to which the underlying option is subject. No fractional shares of Company stock shall be reserved or authorized or made subject to any outstanding option by any such adjustment.

11. AMENDMENTS AND TERMINATION OF THE PLAN. The Plan was adopted by the Board of Directors on November 23, 1994.
     No options may be granted under the Plan after the third anniversary of that date. The Board of Directors, without further approval of the Company's stockholders, may at any time suspend or terminate the Plan, in whole or in part, or amend it from time to time in such respects as it may deem advisable; provided, however, that no amendment shall be effective without the prior or subsequent approval of a majority of the Company's outstanding stock entitled to vote thereon which would (a) except as specified in Paragraph 10, increase the maximum number of shares for which options may be granted under the Plan, (b) otherwise materially increase the benefits to participants under the Plan, (c) materially change the eligibility requirements for individuals entitled to receive options hereunder, or
     (d) materially change the method for determination of the purchase price to be paid for shares of Common Stock upon the exercise of options granted hereunder; and, provided, further, that the Plan may not be amended more than once every six (6) months, other than to comport with changes in the Code, the Employee Retirement Income Security Act of 1974, as amended, or the rules promulgated thereunder.
     No termination, suspension or amendment of the Plan shall, without the consent of the holder of an existing option affected thereby, adversely affect his rights under such option.

12. NON-TRANSFERABILITY OF OPTIONS. No option granted under the Plan shall be transferable otherwise than by will or the laws of descent and distribution, unless such transfer is permitted by Rule 16b-3 under the Exchange Act and the Committee approves such transferability, and options may be exercised, during the lifetime of the holder thereof, only by him. Except to the extent provided in Paragraph 7(c), options may not be assigned, transferred, pledged, hypothecated or disposed of in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment or similar process.

13. STOCKHOLDERS' APPROVAL. The Plan shall be subject to approval by a majority of the Company's outstanding stock entitled to vote thereon at the next annual or special meeting of its stockholders to be held to consider such approval and no options granted hereunder may be exercised prior to such approval, provided that the date of grant of any options granted hereunder shall be determined as if the Plan had not been subject to such approval. In the event such approval is not obtained, any options granted hereunder shall be null and void.

14. GOVERNING LAW. The Plan and all rights hereunder shall be construed in accordance with and governed by the internal laws of the State of Delaware.

15. COMPLIANCE WITH RULE 16b-3. All transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act, regardless of whether such conditions are set forth in the Plan. To the extent any provision of the Plan or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.